EXHIBIT 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that, to his knowledge, (i) the Quarterly Report on Form 10-Q filed by First Citizens Bancorporation, Inc. (the “Company”) for the quarter ended March 31, 2005, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition at March 31, 2005 and December 31, 2004, and the results of operations of the Company for the quarters ended March 31, 2005 and March 31, 2004.

Date: May 10, 2005	/s/ Jim B. Apple
Jim B. Apple
Chief Executive Officer

Date: May 10, 2005	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer